UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21. 2007
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 1.01	Entry into a Material Definitive Agreement.
     On August 21, 2007, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) granted the motion of Bally Total Fitness Holding Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) seeking approval to enter into, and as a result the Debtors’ obligations became effective under, (i) an Investment Agreement (the “Investment Agreement”) pursuant to which Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund L.P. (“Harbinger”) agreed to make a previously announced investment in the Company, (ii) a Restructuring Support Agreement (the “Alternate Restructuring Support Agreement”), pursuant to which Harbinger, certain holders of the Company’s 10-1/2% Senior Notes due 2011 and certain holders of the Company’s 9-7/8% Senior Subordinated Notes due 2007 agreed to support the amendment to Company’s Joint Prepackaged Chapter 11 Plan of Reorganization previously filed on Form 8-K on August 22, 2007 (the “Amended Plan”), and (iii) a Restructuring Support Agreement (the “Liberation Restructuring Support Agreement”) pursuant to which Liberation Investments, L.P. and Liberation Investments, Ltd. (“Liberation”) agreed to support the Amended Plan. A form of the Alternate Restructuring Support Agreement was previously filed on Form 8-K dated August 16, 2007 as Exhibit 10.1 and is incorporated herein by reference. The Investment Agreement was previously filed on Form 8-K dated August 16, 2007 as Exhibit 10.2, and is incorporated herein by reference. The Liberation Restructuring Support Agreement was previously filed on Form 8-K filed on August 20, 2007 as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 21, 2007, the Bankruptcy Court approved, and on August 22, 2007, the Company entered into, a superpriority debtor-in-possession credit agreement (the “DIP Facility Agreement”) with Morgan Stanley Senior Funding, Inc., (the “DIP Agent”) as Administrative Agent, as agent and for other lenders that from time to time become party to the DIP Facility (the “DIP Lenders”) and as Collateral Agent; Wells Fargo Foothill, LLC, as Revolving Credit Agent; and The CIT Group/Business Credit, Inc., as Revolving Syndication Agent. The DIP Facility Agreement provides for (i) a $50 million Superpriority First Lien Revolving DIP Credit Facility, including a $40 million letter of credit sub-facility, and (ii) a $242 million Superpriority First Lien Term Loan. The Company has granted security interests, liens, mortgages, and superpriority claims to the DIP Agent on behalf and for the benefit of the DIP Lenders (including superpriority claims pursuant to section 364(c)(1) of the Bankruptcy Code and liens pursuant to sections 364(c)(1), (c)(2), (c)(3) and (d) of the Bankruptcy Code). A copy of the DIP Facility Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the DIP Facility Agreement.
     The Company’s obligations under the DIP Facility Agreement are guaranteed by each of its subsidiaries which is a Debtor pursuant to a Guarantee and Collateral Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
     The Company has used borrowings under the DIP Facility to repay all outstanding indebtedness under its Credit Agreement dated as of November 18, 1997, and most recently amended and restated as of October 16, 2006, among Bally Total Fitness Holding Corporation, the several banks and other financial institutions as parties thereto, JPMorgan Chase Bank, N.A., as agent, and Morgan Stanley Senior Funding, Inc., as syndication agent.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

10.1	DIP Facility Agreement

10.2	Guarantee and Collateral Agreement

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant
Dated: August 27, 2007	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel